~~VIVENDI~~VEOLIA ENVIRONNEMENT

AND

THE BANK OF NEW YORK MELLON

As Depositary

AND

OWNERS AND BENEFICIAL OWNERS FROM TIME TO TIME OF AMERICAN DEPOSITARY ~~RECEIPTS~~SHARES

Amended and Restated Deposit Agreement

Dated as of ~~October 5, 2001~~_____________, 2009

TABLE OF CONTENTS

ARTICLE 1.

DEFINITIONS

SECTION 1.01

American Depositary Shares.

SECTION 1.02

AMF -  Autorité des Marchés Financiers.

SECTION 1.03

Beneficial Owner.

SECTION 1.04

Commission.

SECTION 1.05

Company.

SECTION 1.06

Custodians.

SECTION 1.07

Deposit Agreement.

SECTION 1.08

Depositary; Corporate Trust Office.

SECTION 1.09

Deposited Securities.

SECTION 1.10

Dollars; Euro.

SECTION 1.11

Foreign Registrar.

SECTION 1.12

Owner.

SECTION 1.13

Receipts.

SECTION 1.14

Registrar.

SECTION 1.15

Restricted Securities.

SECTION 1.16

Securities Act of 1933.

SECTION 1.17

Shares.

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.01

Form and Transferability of Receipts.

SECTION 2.02

Deposit of Shares.

SECTION 2.03

Execution and Delivery of Receipts.

SECTION 2.04

Transfer of Receipts; Combination and Split-up of Receipts.

SECTION 2.05

Surrender of Receipts and Withdrawal of Shares.

SECTION 2.06

Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

SECTION 2.07

Lost Receipts, etc.

SECTION 2.08

Cancellation and Destruction of Surrendered Receipts.

SECTION 2.09

Pre-Release of Receipts.

SECTION 2.10

Maintenance of Records.

SECTION 2.11

Uncertificated American Depositary Shares; Direct Registration System.

ARTICLE 3.

CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL OWNERS OF RECEIPTS

SECTION 3.01

Filing Proofs, Certificates and Other Information.

SECTION 3.02

Liability of Owner or Beneficial Owner for Taxes.

SECTION 3.03

Warranties on Deposit of Shares.

SECTION 3.04

Information Requests.

SECTION 3.05

Disclosure of Interest.

ARTICLE 4.

THE DEPOSITED SECURITIES

SECTION 4.01

Cash Distributions.

SECTION 4.02

Distributions Other Than Cash, Shares or Rights.

SECTION 4.03

Distributions in Shares.

SECTION 4.04

Rights.

SECTION 4.05

Conversion of Foreign Currency.

SECTION 4.06

Fixing of Record Date.

SECTION 4.07

Voting of Deposited Securities.

SECTION 4.08

Changes Affecting Deposited Securities.

SECTION 4.09

Reports.

SECTION 4.10

Lists of Owners.

SECTION 4.11

Withholding.

ARTICLE 5.

THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY

SECTION 5.01

Maintenance of Office and Transfer Books by the Depositary.

SECTION 5.02

Prevention or Delay in Performance by the Depositary or the Company.

SECTION 5.03

Obligations of the Depositary, the Custodians and the Company.

SECTION 5.04

Resignation and Removal of the Depositary.

SECTION 5.05

The Custodian.

SECTION 5.06

Notices and Reports.

SECTION 5.07

Distribution of Additional Shares, Rights, etc.

SECTION 5.08

Indemnification.

SECTION 5.09

Charges of Depositary.

SECTION 5.10

Retention of Depositary Documents.

SECTION 5.11

Exclusivity.

SECTION 5.12

List of Restricted Securities Owners.

ARTICLE 6.

AMENDMENT AND TERMINATION

SECTION 6.01

Amendment.

SECTION 6.02

Termination.

ARTICLE 7.

MISCELLANEOUS

SECTION 7.01

Counterparts.

SECTION 7.02

No Third Party Beneficiaries.

SECTION 7.03

Severability.

SECTION 7.04

Owners and Beneficial Owners as Parties;  Binding Effect.

SECTION 7.05

Notices.

SECTION 7.06

Governing Laws.

SECTION 7.07

Submission to Jurisdiction; Appointment of Agent for Service of Process.

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of ~~October 5, 2001,~~___________, 2009 among ~~VIVENDI~~VEOLIA ENVIRONNEMENT~~, incorporated~~ (formerly known as Vivendi Environnmement), organized under the laws of The Republic of France (herein called the “Company”), THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York), a New York banking corporation (herein called the “Depositary”), and all Owners and Beneficial Owners from time to time of American Depositary ~~Receipts~~Shares issued hereunder.

W I T N E S S E T H :

WHEREAS, the Company ~~desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) of~~and the Depositary entered into a deposit agreement dated as of October 5, 2001 (the “Prior Deposit Agreement”);

WHEREAS, the parties now wish to amend and restate the Prior Deposit Agreement to, among other things (i) change the obligations of Owners and Beneficial Owners to disclose interests, (ii) change the provisions and relations between the Owners and the Depositary relating to voting of Deposited Securities (as hereinafter defined) and (iii) to provide that American Depositary Shares may be uncertificated securities or may be certificated securities evidenced by American Depositary Receipts;

WHEREAS, the Company seeks to provide for the deposit from time to time of Shares (as hereinafter defined) of the Company with the Depositary or with the Custodians (as hereinafter defined) as agents of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto that the Prior Deposit Agreement is hereby amended and restated as follows:

ARTICLE 1.

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.01

American Depositary Shares.

The term ~~"~~“American Depositary Shares~~"~~” shall mean the securities, as evidenced by the Receipts, representing the interests in the Deposited Securities.  Each American Depositary Share shall represent the number of Shares specified in Exhibit A annexed hereto, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.

SECTION 1.02

~~Beneficial Owner~~AMF -  Autorité des Marchés Financiers.

The term ~~"Beneficial Owner"~~“AMF” shall mean the Autorité des Marchés Financiers, the administrative agency responsible for overseeing the French securities markets, or any successor governmental agency.

SECTION 1.03

Beneficial Owner.

The term “Beneficial Owner” shall mean each person owning from time to time any beneficial interest in the American Depositary Shares evidenced by any Receipt, it being understood that the term “Beneficial Owner” shall not include any agent or financial intermediary holding an interest in a Receipt solely for or on behalf of a Beneficial Owner.

SECTION 1.04

~~SECTION 1.03~~ Commission.

The term ~~"~~“Commission~~"~~” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.05

~~SECTION 1.04~~ Company.

The term ~~"~~“Company~~"~~” shall mean ~~Vivendi Environnement, incorporated~~VEOLIA ENVIRONNEMENT, organized under the laws of the Republic of France, and its successors.

SECTION 1.06

~~SECTION 1.05~~ Custodians.

The term ~~"~~“Custodians~~"~~” shall mean the Paris, France office of each of BNP Paribas~~, Credit Lyonnais, and~~ Securities Services and CACEIS Bank, and the principal Nantes, France office of Société Générale, as agents of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and the term “Custodian” shall also mean all of them collectively.

SECTION 1.07

~~SECTION 1.06~~ Deposit Agreement.

The term ~~"~~“Deposit Agreement~~"~~” shall mean this Amended and Restated Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.08

~~SECTION 1.07~~ Depositary; Corporate Trust Office.

The term ~~"~~“Depositary~~"~~” shall mean The Bank of New York Mellon, a New York banking corporation, and any successor as depositary hereunder.  The term ~~"~~“Corporate Trust Office~~"~~”, when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Deposit Agreement is 101 Barclay Street, New York, New York  10286.

SECTION 1.09

~~SECTION 1.08~~ Deposited Securities.

The term ~~"~~“Deposited Securities~~"~~” as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

SECTION 1.10

~~SECTION 1.09~~ Dollars; Euro.

The term ~~"~~“Dollars~~"~~” shall mean United States dollars.  The term ~~"~~“Euro~~"~~” shall mean the common currency of the participating member countries in the European Monetary Union.

SECTION 1.11

~~SECTION 1.10~~ Foreign Registrar.

The term ~~"~~“Foreign Registrar~~"~~” shall mean the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Company for the transfer and registration of Shares.

SECTION 1.12

~~SECTION 1.11~~ Owner.

The term ~~"~~“Owner~~"~~” shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

SECTION 1.13

~~SECTION 1.12~~ Receipts.

The term ~~"~~“Receipts~~"~~” shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares.

SECTION 1.14

~~SECTION 1.13~~ Registrar.

The term ~~"~~“Registrar~~"~~” shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

SECTION 1.15

~~SECTION 1.14~~ Restricted Securities.

The term ~~"~~“Restricted Securities~~"~~” shall mean Shares, or Receipts representing such Shares, which are acquired directly or indirectly from the Company or its affiliates (as defined in Rule 144 under the Securities Act of 1933) in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under Regulation D under such Act or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, or which are subject to other restrictions on sale or deposit under the laws of the United States or France, or under a shareholder agreement or the Statuts (Articles of Association) of the Company.

SECTION 1.16

~~SECTION 1.15~~ Securities Act of 1933.

The term ~~"~~“Securities Act of 1933~~"~~” shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.17

~~SECTION 1.16~~ Shares.

The term ~~"~~“Shares~~"~~” shall mean the ordinary shares in registered or bearer form of the Company, heretofore validly issued and outstanding and fully paid and nonassessable and not issued in violation of pre-emptive or similar rights of holders of outstanding Shares or hereafter validly issued and outstanding and fully paid and nonassessable and not issued in violation of pre-emptive or similar rights of holders of outstanding Shares; provided, however, that if there shall occur any change in nominal value, a split-up or consolidation or any other reclassification or change in par value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.08, an exchange or conversion in respect of the Shares of the Company, the term “Shares” shall thereafter also mean the successor securities resulting from such change in nominal value, split-up or consolidation or such other reclassification or such exchange or conversion.

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.01

Form and Transferability of Receipts.

Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary, and if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.  The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered.  Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

SECTION 2.02

Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares ~~or evidence of rights to receive Shares~~ may be deposited by any person (including by electronic transfer thereof) (i) in the case of Shares in registered form, by inscription of ownership of such Shares in the name of the Depositary in the Company's share register and in an account maintained by a Custodian as agent on behalf of the Depositary or Owner, or (ii) in the case of Shares in bearer form, in an account maintained by a Custodian, as accredited financial intermediary on behalf of such Owner, in the name of the Depositary, pursuant to appropriate instructions for transfer in a form satisfactory to the Company or the Foreign Registrar or the Custodian, as the case may be, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of American Depositary Shares so deposited.  No Shares shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the governmental body in The Republic of France, if any, which is then performing the function of the regulation of currency exchange or which has jurisdiction over foreign investment or regulates foreign ownership of French companies.

If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company or the Foreign Registrar are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Depositary or the Custodian with respect to such Shares of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been registered may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

As long as the Depositary holds any Shares pursuant to this Deposit Agreement, the Depositary shall ensure that at least one Share is owned in the name of the Depositary and one Share is owned in the name of the Custodian, each in registered form.  All other Shares may be held either in registered or in bearer form as permitted by the laws of The Republic of France from time to time.

SECTION 2.03

Execution and Delivery of Receipts.

Upon receipt by any Custodian of any deposit pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Company or the Foreign Registrar or the transfer books of the Custodian, if applicable, are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Company that any Deposited Securities have been recorded upon the books of the Company, the Foreign Registrar or the Custodian, as applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby.  Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fees and expenses of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.09, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

SECTION 2.04

Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America.  Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary shall ensure that it has on hand at all times a sufficient supply of Receipts to meet the demands for transfer.

The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.05

Surrender of Receipts and Withdrawal of Shares.

Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.09 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement the Owner of such Receipt shall be entitled to the transfer of the Deposited Securities to an account in the name of such Owner or such name as shall be designated by such Owner maintained by the Company or the Foreign Registrar in the case of Shares in registered form, or maintained by an accredited financial institution in the case of Shares in bearer form of the amount of the Deposited Securities at the time evidenced by such Receipt.  Such transfer shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be transferred to an account maintained by the Company or the Foreign Registrar, in the name of such Owner or such name as shall be designated by such Owner in the case of Shares in registered form, or maintained by an accredited financial institution in the case of Shares in bearer form.  Thereupon the Depositary shall, in its discretion, effect the transfer of, or direct the Custodians, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, to effect the transfer of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

In the event any delivery of Deposited Securities under this Section 2.05 would otherwise require delivery of fractional Deposited Securities, the Depositary may sell the amount of Deposited Securities corresponding to the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01.

SECTION 2.06

Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.06.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, registration of or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement or the Statuts (Articles of Association) of the Company, or for any other reason, subject to the provisions of the following sentence.  The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.  The Depositary shall comply with written instructions from the Company requesting that the Depositary not accept for deposit hereunder any Shares or rights reasonably identified in such instructions in order to facilitate the Company's compliance with U.S. securities laws or the laws of any state of the United States or the laws of The Republic of France.

SECTION 2.07

Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt.  Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

SECTION 2.08

Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  The Depositary is authorized to destroy Receipts so cancelled~~.~~, subject to Section 2.10.

SECTION 2.09

Pre-Release of Receipts.

~~Notwithstanding~~Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 hereof, ~~the Depositary may~~ execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 (a ~~"~~“Pre-Release~~"~~”).  The Depositary may, pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts or Shares are to be delivered (the “Pre-Releasee”), that such person, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) transfers all beneficial right, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Beneficial Owners and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of ownership (including, without the consent of the Depositary, disposing of Shares or Receipts, as the case may be, other than in satisfaction of such Pre-Release), (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary ~~deems appropriate~~determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of ~~American Depositary~~ Shares which are  not deposited but represented by American Depositary Receipts outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems ~~appropriate.~~reasonably appropriate.  The Depositary also will set dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Beneficial Owners under the Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee’s obligation to deliver Shares or American Depositary Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

SECTION 2.10

Maintenance of Records.

The Depositary agrees to maintain or cause its agents to maintain records of all Receipts surrendered and Deposited Securities withdrawn pursuant to Section 2.05, substitute Receipts delivered pursuant to Section 2.07, and of cancelled or destroyed Receipts pursuant to Section 2.08, in keeping with procedures ordinarily followed by stock transfer agents located in the City of New York and as required by the laws or regulations governing the Depositary.  The Depositary will turn any of such records over to the Company upon its written request.

SECTION 2.11

Uncertificated American Depositary Shares; Direct Registration System.

Notwithstanding anything to the contrary in this Deposit Agreement:

(a)

American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities.  The form of Receipt annexed as Exhibit A to this Deposit Agreement describes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares.  Except for those provisions of this Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of this Deposit Agreement shall apply, mutatis mutandis, to uncertificated American Depositary Shares as well as to certificated American Depositary Shares, and to Owners and holders of uncertificated American Depositary Shares as well as to Owners and holders of Receipts.

(b)

(i)

The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery,  (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts evidencing American Depositary Shares registered in the name requested by that person.

(ii)

The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt  or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

(c)

American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York.

(d)

The Depositary shall have a duty to register a transfer in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below).  The Depositary, upon surrender of a Receipt for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e)

Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f)

(i)  The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii)  In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in clause (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

ARTICLE 3.

CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL OWNERS OF RECEIPTS

SECTION 3.01

Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, payment of applicable French or other taxes or governmental charges or legal or beneficial ownership or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.

The Depositary shall provide the Company, upon the Company's request and in a timely manner, with copies of any information or other material which it receives pursuant to this Section 3.01.

SECTION 3.02

Liability of Owner or Beneficial Owner for Taxes.

If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner of such Receipt to the Depositary.  The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner of such Receipt shall remain liable for any deficiency.

SECTION 3.03

Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate ~~therefor~~therefore are validly issued, fully paid and ~~nonassessable~~no assessable and were not issued in violation of pre-emptive or similar rights of holders of outstanding Shares and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933 or under the laws of The Republic of France.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

SECTION 3.04

Information Requests.

The Company may from time to time request Owners of Receipts to provide information as to the capacity in which such Owners own or owned Receipts and regarding the identity of any other persons then or previously interested in such Receipts as to the nature of such interest and various other matters.  The Depositary agrees to use reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to the Owner and to forward to the Company any responses to such requests received by the Depositary.

SECTION 3.05

Disclosure of Interest.

~~The Company and the Depositary may from time to time request Owners to provide information as to the capacity in which they hold Receipts and regarding the identity of any other persons then interested in such Receipts and various other matters.  The Depositary agrees to comply with reasonable written instructions received from the Company requesting that the Depositary forward any such requests to such Owners and to forward to the Company any responses to such requests received by the Depositary, and to use its reasonable efforts, at the Company's request, to assist the Company in obtaining such information with respect to the American Depositary Shares, provided that nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by such Owners.~~

Notwithstanding any other provisions of this Deposit Agreement, each Owner and Beneficial Owner of Receipts agrees to comply with the Company’s ~~Status~~Articles of Association (statuts), as they may be amended from time to time, and the laws of ~~The~~the Republic of France, ~~if~~to the extent applicable, with respect to the disclosure requirements regarding ownership of Shares, all as if such Receipts were, for this purpose, the Shares represented thereby.

In order to comply with the notification requirements, an Owner or Beneficial Owner may deliver any notification to the Company with respect to Shares to which American Depositary Shares evidenced by Receipts relate, and, if applicable, the AMF.

ARTICLE 4.

THE DEPOSITED SECURITIES

SECTION 4.01

Cash Distributions.

Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the fees of the Depositary as provided in Section 5.09 hereof, if applicable) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto.  The Company or its agent will remit to the appropriate governmental agency in The Republic of France all amounts withheld and owing to such agency.  The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of Receipts.

SECTION 4.02

Distributions Other Than Cash, Shares or Rights.

Subject to the provisions of Section 4.11 and 5.09, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04, the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or Beneficial Owners) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash.

SECTION 4.03

Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of the fees of the Depositary as provided in Section 5.09.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01.  If additional Receipts are not so distributed (except by reason of and in accordance with the immediately preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

SECTION 4.04

Rights.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature (including Share subscription warrants), the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the ~~offering~~distribution of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, ~~and~~ upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, and upon satisfaction of any conditions to exercise set forth in the terms of such warrants or rights, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares~~, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner~~.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver Receipts to such Owner.  In the case of a distribution pursuant to the second paragraph of this section, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

The Depositary will not ~~offer~~distribute rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 ~~with respect to a distribution to all Owners~~ or are registered under the provisions of such Act; provided, that nothing in this Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.  If an Owner of Receipts requests the distribution of ~~warrants or other instruments~~rights, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

SECTION 4.05

Conversion of Foreign Currency.

Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable; provided, however, that the Company shall not be obligated to make any such filing.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

SECTION 4.06

Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date, which shall be the same date fixed by the Company to the extent practicable, or as close thereto as practicable, (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares.  Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

SECTION 4.07

Voting of Deposited Securities.

~~Upon~~As soon as practicable after receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company ~~(but without prejudice to the right of Owners and Beneficial Owners hereunder to receive information, copies of reports and notices made generally available by the Company to holders of its Shares and furnished by the Company to the Depositary for this purpose, the Depositary shall, as soon as practicable thereafter,~~, the Depositary shall mail to the Owners (a) a summary in English or an English version of the notice of such meeting sent by the Company to the Depositary pursuant to Section 5.06, (b) a statement that the Owners as of the close of business on a record date established by the Depositary pursuant to Section 4.06 hereof will be entitled, subject to any applicable provisions of French law, the Statuts (Articles of Association) of the Company and the Deposited Securities (which provisions, if any, shall be summarized in pertinent part in such statement), to instruct the Depositary with respect to the exercise ~~the~~of voting rights (subject to the restrictions detailed below), if any, pertaining to the Shares or other Deposited Securities represented by such Owner's American Depositary Shares, (c) summaries in English of any materials or other  documents provided by the Company for the purpose of enabling such Owner to exercise such voting rights, by means of voting by mail (formulaire de vote par correspondance) or by proxy (procuration en blanc) or otherwise ~~and~~, (d) a voting instruction card (which may include a formulaire de vote par correspondance or procuration (when applicable) and all other information, authorizations and certifications required under French law to vote Shares in registered form and Shares in bearer form) to be prepared by the Depositary and the Company (a ~~"~~“Voting Instruction Card~~"~~”) (including a statement as to the manner in which Shares with respect to which the Depositary receives an incomplete Voting Instruction Card will be voted) and setting forth the date established by the Depositary for the receipt of such Voting Instruction Card (the ~~"Receipt Date")~~“Receipt Date”) and (e) a statement that, it does not receive an instruction, the Depositary may deem the Owner to have instructed it to give a general proxy (procuration en blanc) to vote those Shares or other Deposited Securities.

Upon receipt by the Depositary from the Owner of a Receipt of a properly completed Voting Instruction Card on or before the Receipt Date, the Depositary agrees with the relevant Owner that the Depositary shall, either, in its discretion, endeavor to vote ~~such~~the amount of Deposited Securities represented by the American Depositary Shares evidenced by that Receipt, insofar as practicable and permitted under any applicable provisions of French law, the Statuts (Articles of Association) of the Company and the Deposited Securities, in accordance with the Voting Instruction Card or forward such instructions to the Custodian, and the Custodian shall endeavor, insofar as practicable and permitted under any applicable provisions of French law, the Statuts (Articles of Association) of the Company and the Deposited Securities, to vote or cause to be voted ~~the Deposited Securities in accordance with any nondiscretionary instructions set forth in~~that amount of Deposited Securities in accordance with the Voting Instruction Card.  The Depositary shall not, and shall insure that the Custodian will not, vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities other than in accordance with such instructions or ~~in accordance with the statement under (d) above as to the manner in which Shares with respect to which the Depositary receives an incomplete Voting Instruction Card or receives a blank proxy will be voted~~deemed instruction.

The Depositary will take no action to impair the ability of the Custodian to vote the number of Shares necessary to carry out the instructions of all Owners under this Section.  The Company will provide all reasonable information and documents required by the Depositary to ensure that the Depositary is able to carry out its duties under this Section.

If (i) the Depositary has solicited voting instructions from Owners under this Section 4.07 and the Company gave the Depositary notice of the meeting and details of the matters to be voted upon not less than 30 days prior to the meeting date and (ii) the Depositary does not receive instructions from an Owner with respect to Deposited Securities represented by the American Depositary Shares evidenced by such Owner’s Receipts on or before the Receipt Date, the Depositary agrees with the relevant Owner that the Depositary shall, and the Owner shall be deemed to have instructed the Depositary to, give a general proxy (procuration en blanc) with respect to that amount of Deposited Securities and the Depositary shall give a general proxy (procuration en blanc) to vote that amount of Deposited Securities.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described above with sufficient time to enable such Owner to return any voting instructions to the Depositary in a timely manner.

Notwithstanding anything in this Section ~~4.07 to the contrary, the Depositary and the Company may modify, amend or adopt additional voting procedures from time to time as they determine may be necessary or appropriate to comply with French or United States law~~4.07, the Company agrees to comply with all applicable New York Stock Exchange Rules relating to voting, including without limitation Rule 402.04 of the New York Stock Exchange Listed Company Manual.

SECTION 4.08

Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.03 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.09

Reports.

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also send to the Owners copies of such reports when furnished by the Company pursuant to Section 5.06.  Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

SECTION 4.10

Lists of Owners.

Promptly upon request by the Company, the Depositary shall, at the expense of the Company, furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.11

Withholding.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such tax or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

The Depositary agrees to use reasonable efforts to follow the procedures established by the French Treasury to enable eligible U.S. resident Beneficial Owners ~~eligible~~ to recover any excess French withholding taxes initially withheld or deducted with respect to dividends and other distributions of the Company to such Beneficial Owners, and to receive any payment in respect to ~~the "avoir fiscal" of other~~any tax credit for which such Beneficial Owner may be eligible from the French Treasury or to reduce the withholding tax rate applicable to U.S. resident Owners with respect to dividends and other distributions of the Company.  To effect such recovery and receipt, the Depositary shall provide U.S. resident Owners, and any other holders, upon request, with the appropriate French tax forms and instructions for completing such forms, which shall be provided by the Company to the Depositary, and shall advise such U.S. resident Owners to return such forms to it properly completed and executed.  Upon receipt of such forms properly completed and executed by U.S. resident Owners, the Depositary shall promptly cause them to be filed with the appropriate French tax authorities, and upon receipt of any resulting remittance, the Depositary shall distribute to the Owners entitled thereto the proceeds thereof in Dollars in accordance with Section 4.05.

ARTICLE 5.

THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY

SECTION 5.01

Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers, combinations and split-ups and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books, at its Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company of a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.

SECTION 5.02

Prevention or Delay in Performance by the Depositary or the Company.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the ~~statuts~~Statuts (Articles of Association) of the Company, or the Deposited Securities or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from, or delayed in or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company nor any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of any Receipt (i) by reason of any ~~non-performance~~nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, ~~or~~(ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement, (iii) for the inability of any Owner or holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Owners or holders, or (iv) for any special, consequential or punitive damages for any breach of the terms of this Deposit Agreement.  Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, such distribution or offering may  not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.03

Obligations of the Depositary, the Custodians and the Company.

The Company and its directors, employees, agents and affiliates assume no obligation nor shall any of them be subject to any liability under this Deposit Agreement to Owners or Beneficial Owners, except that the Company agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary and its directors, employees, agents and affiliates assume no obligation nor shall any of them be subject to any liability under this Deposit Agreement to Owners or Beneficial Owners (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that the Depositary agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents and affiliates shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in their respective opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents and affiliates shall be liable for any action or nonaction by them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information.

Each of the Depositary, the Company and their respective directors, employees, agents and affiliates may rely and shall be protected in action upon any written notice, request, direction or other document believed by such person to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in  connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.04

Resignation and Removal of the Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by ~~90~~30 days prior written notice of such removal, to become effective upon the later of (i) the ~~90~~30th day after delivery of the notice to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its reasonable best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts.  Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.05

The Custodian.

The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it.  Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians which shall be an accredited financial intermediary acting through a specified office located in The Republic of France, each of which shall thereafter be a Custodian hereunder.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute or additional custodian or custodians which shall be an accredited intermediary acting through a specified office located in The Republic of France, each of which shall thereafter be one of the Custodians hereunder.  Upon demand of the Depositary the Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians.  Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of the Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of the Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.06

Notices and Reports.

On, before or promptly following the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary and the Custodians a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Company will arrange for the translation into English, if not already in English, to the extent required pursuant to any regulations of the Commission, and the prompt transmittal by the Company to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares.  ~~If requested in writing by the Company, the~~The Depositary will arrange for the mailing, at the Company's expense, of copies of such notices, reports and communications to all Owners.  The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

SECTION 5.07

Distribution of Additional Shares, Rights, etc.

The Company agrees that in the event of any issuance or distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into Shares, or (4) rights to subscribe for such securities (each a ~~"~~“Distribution~~"~~”), the Company will promptly furnish to the Depositary a written opinion from U.S. counsel for the Company, which counsel shall be satisfactory to the Depositary, stating whether or not the Distribution requires a Registration Statement under the Securities Act of 1933 to be in effect prior to making such Distribution available to Owners entitled thereto.  If in the opinion of such counsel a Registration Statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a Registration Statement in effect which will cover such Distribution.

The Company agrees with the Depositary that neither the Company nor any company controlled by, controlling or under common control with the Company will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company or any such affiliate, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933.

SECTION 5.08

Indemnification.

The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodians against, and hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which may arise out of any Pre-Release (as defined in Section 2.09) to the extent that any such liability or expense arises in connection with (a) any United States Federal, state or local income tax laws~~,~~ or (b) the failure of the Depositary to deliver Deposited Securities when required under the terms of Section ~~3.05 hereof or (c) the non-performance by the Depositary or any Custodian of any obligations relating to any Pre-Release under Section 2.09 of this Deposit Agreement or any other agreement between the Depositary and the Issuer relating to Pre-Release.~~2.05.  However, the indemnities contained in the preceding paragraph shall apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian, as applicable, furnished in writing to, and not materially changed or altered by, without the consent of the Depositary or any Custodian, as applicable, the Company, expressly for use in any of the foregoing documents, or (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its Custodians or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

Any person seeking indemnification hereunder (an ~~"~~“Indemnified Person~~"~~”) shall notify the person to whom it is seeking indemnification (the ~~"~~“Indemnifying Person~~"~~”) of the commencement of any indemnifiable action or claim promptly after such Indemnified Person becomes aware of such commencement and shall consult in good faith with the Indemnifying Person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances.  No Indemnified Person shall compromise or settle any such action or claim without prior the consent in writing of the Indemnifying Person.

SECTION 5.09

Charges of Depositary.

The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present its statement for such charges and expenses to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03), or by Owners, as applicable:  (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 and the surrender of Receipts pursuant to Section 2.05 or 6.02, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 hereof, (7) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners~~,~~ and (8) any other charge payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary shall provide the Company, upon written request, with such information relating to the Depositary’s procedures applicable to its administration of the Receipts (including, without limitation information relating to the Depositary’s fees and other charges) as the Company may reasonably require in order to comply with its reporting obligations under the rules and regulations of the Commission.

The Depositary, subject to Section 2.09 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

SECTION 5.10

Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.  The Depositary will turn any of such records that are described in Section 2.10 over to the Company upon its written request.

SECTION 5.11

Exclusivity.

The Company agrees not to appoint any other depositary for issuance of American ~~Depositary Receipts~~depositary shares or receipts so long as The Bank of New York Mellon is acting as Depositary hereunder.

SECTION 5.12

List of Restricted Securities Owners.

From time to time, the Company shall provide to the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially own Restricted Securities and the Company shall update that list on a regular basis.  The Company agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder.  The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

ARTICLE 6.

AMENDMENT AND TERMINATION

SECTION 6.01

Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners of ~~American Depositary~~ Receipts in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.02

Termination.

The Depositary shall, at any time at the direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least ~~90~~30 calendar days prior to the date fixed in such notice ~~for such~~in the case of termination by the Company.  The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04.  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof which shall survive termination of this Deposit Agreement.

ARTICLE 7.

MISCELLANEOUS

SECTION 7.01

Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any Owner or Beneficial Owner of a Receipt during business hours.

SECTION 7.02

No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.03

Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04

Owners and Beneficial Owners as Parties;  Binding Effect.

The Owners and Beneficial Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.05

Notices.

Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to ~~Vivendi~~Veolia Environnement, 36-38 avenue Kléber, 75116, Paris, France, Attention to:  ~~Francis Casorla~~Alain Tchernonog, General Secretary, or any other place to which the Company may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, Attention:  American Depositary Receipt Administration, or any other place to which the Depositary may have transferred its Corporate Trust Office.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box.  The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.06

Governing ~~Law~~Laws.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

~~SECTION 7.07~~

~~Compliance with U.S. Securities Laws.~~

~~Notwithstanding anything in this Deposit Agreement to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.~~

SECTION 7.07

~~SECTION 7.08~~ Submission to Jurisdiction; Appointment of Agent for Service of Process.

The Company hereby (i) irrevocably designates and appoints [to be confirmed] CT Corporation, 111 Eighth Avenue, New York, New York 10011, in the State of New York, as the Company’s authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Deposit Agreement, (ii) consents and submits to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company agrees to deliver, upon the execution and delivery of this Deposit Agreement, a written acceptance by such agent of its appointment as such agent.  The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this Deposit Agreement remains in force.  In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

IN WITNESS WHEREOF, VEOLIA ENVIRONNEMENT and THE BANK OF NEW YORK MELLON have duly executed this agreement as of the day and year first set forth above and all Owners and Beneficial Owners shall become parties hereto upon acceptance by them of American Depositary Shares issued in accordance with the terms hereof.

VEOLIA ENVIRONNEMENT

By:______________________

THE BANK OF NEW YORK MELLON,

as Depositary

By:______________________